Exhibit 99.1

PMC Reports Second Quarter 2012 Results

PMC’s investor relations website: http://investor.pmcs.com

Q2 2012 earnings announcement call live on website at 1:30 p.m. PT

Conference call replay number 1 (888) 843-7419; passcode 32708187#

Replay available shortly after end of conference call through August 12, 2012

SUNNYVALE, Calif.--(BUSINESS WIRE)--July 30, 2012--PMC® (Nasdaq:PMCS), the semiconductor innovator transforming networks that connect, move and store big data, today reported results for the second quarter ended July 1, 2012.

Net revenues in the second quarter of 2012 were $137.8 million, an increase of 4% as compared to net revenues of $132.1 million in the first quarter of 2012 and a decrease of 19% compared to $171 million in the second quarter of 2011.

GAAP net income in the second quarter of 2012 was $26.5 million, or $0.12 per diluted share, including a $28.5 million benefit from the recognition of certain U.S. tax credits, mainly arising from foreign withholding taxes paid in the second quarter related to the intercompany dividend noted below. This compares to a GAAP net loss in the first quarter of 2012 of $96.3 million, or $0.41 per share, including $85.4 million income tax provision related to an intercompany dividend made in preparation for funding the Company’s share repurchase program. Non-GAAP net income in the second quarter of 2012 was $21.3 million, or $0.09 per diluted share, compared to non-GAAP net income of $14 million, or $0.06 per diluted share, in the first quarter of 2012.

Non-GAAP net income in the second quarter of 2012 excludes the following items: (i) $7.3 million in stock-based compensation expense; (ii) $1.1 million in acquisition-related costs; (iii) $0.3 million in termination costs; (iv) $0.3 million in lease exit costs; (v) $11.6 million in amortization of purchased intangible assets; (vi) a $1.1 million foreign exchange gain on foreign tax liabilities; (vii) $0.9 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and (viii) a $25.7 million recovery of income taxes.

“Our second quarter revenues were in line with expectations.” said Greg Lang, president and chief executive officer of PMC. “The macro environment is challenging the pace of recovery but we are focused on project execution, operational efficiency and tightly managing expenses. PMC is well positioned as the fundamentals behind our key growth drivers remain intact.”

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

SECOND QUARTER AND RECENT HIGHLIGHTS

The Company announced the following in the second quarter of 2012:

  PMC announced that it entered into an Accelerated Stock Buyback agreement (“ASB agreement”) with Goldman, Sachs & Co. (“Goldman”) to repurchase an aggregate of $160 million of PMC common stock. The Company will acquire these common shares as part of its $275 million stock repurchase program announced on March 13, 2012.
  Building on PMC’s industry leadership in providing innovative technologies that accelerate its customers’ efforts to connect, move and store big data, PMC announced the industry’s first 12Gb/s SAS flash manager for the next wave of enterprise solid state drives (SSDs). With this introduction, PMC has delivered the industry's first end-to-end 12Gb/s SAS solution, from the protocol controller to the SSD controller. PMC's SFM-12G enables more than 300,000 IOPS in a 2.5" SAS SSD, more than double the performance of today's 6Gb/s SAS SSDs. When paired with the industry's highest-performing protocol controller, PMC's SPCv 12G, cloud server and big data storage manufacturers can deliver a stunning 2.4 million IOPS in an eight-drive, enterprise-class flash subsystem.

  Extending its portfolio of low power solutions for the wireless communications market, PMC announced the industry's lowest power and most integrated radio transceiver chipset for macro base station designs. PMC's new UniTRX™ chipset replaces up to 14 discrete devices, and reduces both board space and power by more than 50 percent for equivalent multi-standard base station radio designs. The UniTRX chipset includes three integrated monolithic CMOS devices: the UniTX™ dual-transmitter RFIC for multi-standard, wideband radio designs; the UniRX™ dual-receiver RFIC for multi-standard, wideband radio designs, with an embedded processor included for control and calibration; and, the SyntheCLK™ low-phase-noise clock synthesizer with an integrated jitter attenuator.
  PMC announced that it was expanding its leadership in optical transport with a second-generation HyPHY OTN processor family that enables Metro OTN. With PMC's HyPHY 20Gflex and HyPHY 10Gflex, Metro OTN doubles packet efficiency and delivers multiservice capabilities and scalability required for metro transport networks worldwide to cope with explosive growth in packet traffic. The HyPHY Flex devices provide OEMs with the lowest cost of development by enabling them to leverage a single device for both OTN-switched and DWDM lambda-switched optical transport equipment.
  In conjunction with IP Infusion, PMC announced the availability of ZebOS® Advanced Hardware Integration Software (AHIS) on PMC’s WinPath3™ network processor. IP Infusion AHIS is the first solution to provide a scalable, hardware-independent architecture that enables network equipment providers to efficiently develop networking solutions based on leading silicon platforms.
  As a testament to the Company’s focus on quality, PMC announced that it has received the prestigious 2011 Quality Award from Huawei Technologies, China’s leading telecommunications equipment company. The award, which focuses on quality assurance, acknowledges the high standard of PMC’s products and the quality of technical support delivered in 2011.

Second Quarter 2012 Conference Call

Management will review the second quarter 2012 results and share its outlook for the third quarter of 2012 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on July 30, 2012. The conference call webcast will be accessible under the Financial News and Events section at: http://investor.pmcs.com. To listen to the conference call live by telephone, dial 1 (888) 771-4371 (US Toll Free) or 1 (847) 585-4405 (International) with passcode 32708187, approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 1 (888) 843-7419 using the access code 32708187#. A replay of the webcast will be available for 10 business days.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2012. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMCS and Adaptec by PMC are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except for per share amounts) (unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2012	April 1, 2012	June 26, 2011	July 1, 2012	June 26, 2011

Net revenues	$137,762	$132,094	$171,018	$269,856	$328,452
Cost of revenues	41,253	41,012	52,663	82,265	111,824
Gross profit	96,509	91,082	118,355	187,591	216,628

Research and development	56,699	59,071	56,421	115,770	110,920
Selling, general and administrative	29,290	28,971	29,366	58,261	61,575
Amortization of purchased intangible assets	11,626	11,287	11,031	22,913	22,052
(Loss) income from operations	(1,106)	(8,247)	21,537	(9,353)	22,081

Other income (expense):
Gain on investment securities and other	527	39	167	566	337
Amortization of debt issue costs	(50)	(50)	(50)	(100)	(100)
Foreign exchange gain (loss)	1,608	(1,105)	(623)	503	(2,097)
Interest expense, net	(563)	(179)	(571)	(742)	(1,495)
Income (loss) before recovery of (provision for) income taxes	416	(9,542)	20,460	(9,126)	18,726
Recovery of (provision for) income taxes	26,064	(86,729)	(3,725)	(60,665)	(9,648)
Net income (loss)	$26,480	$(96,271)	$16,735	$(69,791)	$9,078

Net income (loss) per common share - basic	$0.12	$(0.41)	$0.07	$(0.31)	$0.04
Net income (loss) per common share - diluted	$0.12	$(0.41)	$0.07	$(0.31)	$0.04

Shares used in per share calculation - basic	222,316	232,142	234,993	227,229	234,526
Shares used in per share calculation - diluted	224,560	232,142	237,506	227,229	237,531

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets,
Other Income (Expense), (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss),
Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2012 (1)	April 1, 2012 (2)	June 26, 2011 (3)	July 1, 2012 (4)	June 26, 2011 (5)

GAAP cost of revenues	$41,253	$41,012	$52,663	$82,265	$111,824
Stock-based compensation	(252)	(224)	(260)	(476)	(483)
Acquisition-related costs	(35)	(2)	(41)	(37)	(9,105)
Non-GAAP cost of revenues	$40,966	$40,786	$52,362	$81,752	$102,236

GAAP gross profit	$96,509	$91,082	$118,355	$187,591	$216,628
Stock-based compensation	252	224	260	476	483
Acquisition-related costs	35	2	41	37	9,105
Non-GAAP gross profit	$96,796	$91,308	$118,656	$188,104	$226,216

Non-GAAP gross profit %	70%	69%	69%	70%	69%

GAAP research and development expense	$56,699	$59,071	$56,421	$115,770	$110,920
Stock-based compensation	(2,900)	(2,841)	(2,927)	(5,741)	(5,624)
Acquisition-related costs	(544)	(598)	(97)	(1,142)	(288)
Termination costs	(227)	(1,484)	-	(1,711)	-
Non-GAAP research and development expense	$53,028	$54,148	$53,397	$107,176	$105,008

GAAP selling, general and administrative expense	$29,290	$28,971	$29,366	$58,261	$61,575
Stock-based compensation	(4,157)	(3,516)	(3,859)	(7,673)	(7,254)
Acquisition-related costs	(535)	(761)	(1,051)	(1,296)	(2,210)
Termination costs	(68)	(133)	-	(201)	-
Lease exit costs	(312)	(442)	-	(754)	(3,392)
Non-GAAP selling, general and administrative expense	$24,218	$24,119	$24,456	$48,337	$48,719

GAAP amortization of purchased intangible assets	$11,626	$11,287	$11,031	$22,913	$22,052
Amortization of purchased intangible assets	(11,626)	(11,287)	(11,031)	(22,913)	(22,052)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP other income (expense)	$1,522	$(1,295)	$(1,077)	$227	$(3,355)
Foreign exchange (gain) loss on foreign tax liabilities	(1,084)	1,342	260	258	1,213
Accretion of debt discount related to senior convertible notes	942	925	871	1,867	1,724
Accretion of liability for contingent consideration	-	-	334	-	810
Interest expense related to short-term loan	-	-	-	-	258
Non-GAAP other income	$1,380	$972	$388	$2,352	$650

GAAP (recovery of) provision for income taxes	$(26,064)	$86,729	$3,725	$60,665	$9,648
Recovery of (provision for) income taxes	25,673	(86,718)	(2,706)	(61,045)	(7,247)
Non-GAAP (recovery of) provision for income taxes	$(391)	$11	$1,019	$(380)	$2,401

	Three Months Ended			Six Months Ended
	July 1, 2012 (1)	April 1, 2012 (2)	June 26, 2011 (3)	July 1, 2012 (4)	June 26, 2011 (5)

GAAP operating expenses	$97,615	$99,329	$96,818	$196,944	$194,547
Stock-based compensation	(7,057)	(6,357)	(6,786)	(13,414)	(12,878)
Acquisition-related costs	(1,079)	(1,359)	(1,148)	(2,438)	(2,498)
Termination costs	(295)	(1,617)	-	(1,912)	-
Lease exit costs	(312)	(442)	-	(754)	(3,392)
Amortization of purchased intangible assets	(11,626)	(11,287)	(11,031)	(22,913)	(22,052)
Non-GAAP operating expenses	$77,246	$78,267	$77,853	$155,513	$153,727

GAAP operating (loss) income	$(1,106)	$(8,247)	$21,537	$(9,353)	$22,081
Stock-based compensation	7,309	6,581	7,046	13,890	13,361
Acquisition-related costs	1,114	1,361	1,189	2,475	11,603
Termination costs	295	1,617	-	1,912	-
Lease exit costs	312	442	-	754	3,392
Amortization of purchased intangible assets	11,626	11,287	11,031	22,913	22,052
Non-GAAP operating income	$19,550	$13,041	$40,803	$32,591	$72,489

Non-GAAP operating margin %	14%	10%	24%	12%	22%

GAAP net income (loss)	$26,480	$(96,271)	$16,735	$(69,791)	$9,078
Stock-based compensation	7,309	6,581	7,046	13,890	13,361
Acquisition-related costs	1,114	1,361	1,189	2,475	11,603
Termination costs	295	1,617	-	1,912	-
Lease exit costs	312	442	-	754	3,392
Amortization of purchased intangible assets	11,626	11,287	11,031	22,913	22,052
Foreign exchange (gain) loss on foreign tax liabilities	(1,084)	1,342	260	258	1,213
Accretion of debt discount related to senior convertible notes	942	925	871	1,867	1,724
Accretion of liability for contingent consideration	-	-	334	-	810
Interest expense related to short-term loan	-	-	-	-	258
(Recovery of) provision for income taxes	(25,673)	86,718	2,706	61,045	7,247
Non-GAAP net income	$21,321	$14,002	$40,172	$35,323	$70,738

Non-GAAP net income per share - basic	$0.10	$0.06	$0.17	$0.16	$0.30
Non-GAAP net income per share - diluted	$0.09	$0.06	$0.17	$0.15	$0.30

Shares used to calculate non-GAAP net income per share - basic	222,316	232,142	234,993	227,229	234,526

Shares used to calculate non-GAAP net income per share - diluted	224,560	234,198	237,506	229,379	237,531

(1) $7.3 million stock-based compensation expense; $1.1 million acquisition-related costs; $0.3 million termination costs; $0.3 million lease exit costs; $11.6 million amortization of purchased intangible assets; $1.1 million foreign exchange gain on foreign tax liabilities; $0.9 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $25.7 million recovery of income taxes which includes $28.5 million benefit of certain U.S. Federal and State tax credits required to be recognized in advance of their utilization, $2.6 million arrears interest relating to unrecognized tax benefits, $1.7 million income tax provision relating to intercompany transactions, $0.9 million income tax recovery for adjustments relating to prior periods, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, $0.4 million reduction of stock option related loss carry-forwards recognized in equity, and $0.3 million income tax provision relating to foreign exchange translation of a foreign subsidiary.

(2) $6.6 million stock-based compensation expense; $1.4 million acquisition-related costs; $1.6 million termination costs; $0.4 million lease exit costs; $11.3 million amortization of purchased intangible assets; $1.3 million foreign exchange loss on foreign tax liabilities; $0.9 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $86.7 million provision for income taxes which includes $85.4 million income tax provision related to an intercompany dividend, $1.6 million income tax provision relating to intercompany transactions, $0.6 million arrears interest relating to unrecognized tax benefits, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, $0.2 million net tax recovery relating to foreign exchange translation of a foreign subsidiary, and $0.2 million income tax recovery for adjustments relating to prior periods.

(3) $7 million stock-based compensation expense; $1.2 million acquisition-related costs; $11 million amortization of purchased intangible assets; $0.3 million foreign exchange loss on foreign tax liabilities; $0.9 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $0.3 million accretion of liability for contingent consideration; and $2.7 million income tax provision which includes $1.6 million income tax provision relating to intercompany transactions, $1.2 million net tax expense relating to foreign exchange translation of a foreign subsidiary, $0.9 million reduction of stock option related loss carry-forwards recognized in equity, $0.6 million arrears interest relating to unrecognized tax benefits, $0.5 million income tax provision for adjustments relating to prior periods, and $0.3 million income tax recovery related to stock-based compensation.

(4) $13.9 million stock-based compensation expense; $2.5 million acquisition-related costs; $1.9 million termination costs; $0.8 million lease exit costs; $22.9 million amortization of purchased intangible assets; $0.3 million foreign exchange loss on foreign tax liabilities; $1.9 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $61 million provision for income taxes which includes $60.5 million income tax provision related to an intercompany dividend net of $24.6 million related to the U.S. Federal and State tax credits required to be recognized in advance of their utilization, $3.3 million income tax provision relating to intercompany transactions, $3.9 million benefit of certain U.S. Federal and State tax credits required to be recognized in advance of their utilization, $3.2 million arrears interest relating to unrecognized tax benefits, $1.1 million deferred tax recovery related to non-deductible intangible asset amortization, and $1 million income tax recovery for adjustments relating to prior periods.

(5) $13.4 million stock-based compensation expense; $11.6 million acquisition-related costs; $3.4 million lease exit costs; $22.1 million amortization of purchased intangible assets; $1.2 million foreign exchange loss on foreign tax liabilities; $1.7 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $0.8 million accretion of liability for contingent consideration; $0.3 million interest related to short-term loan; and $7.2 million income tax provision which includes $1.3 million of stock option related loss carry-forwards recognized in equity, $5.3 million income tax provision relating to intercompany transactions, $0.7 million net tax recovery relating to foreign exchange translation of a foreign subsidiary, $1.2 million arrears interest relating to unrecognized tax benefits, $0.4 million income tax provision for adjustments relating to prior periods, and $0.3 million income tax recovery related to stock-based compensation.

PMC-Sierra, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	July 1, 2012	December 31, 2011
ASSETS:
Current assets:
Cash and cash equivalents	$101,025	$182,571
Short-term investments	68,437	104,391
Accounts receivable, net	65,578	59,213
Inventories, net	29,162	39,911
Prepaid expenses and other current assets	21,392	23,411
Income tax receivable	4,768	8,027
Deferred tax assets	37,004	30,725
Total current assets	327,366	448,249

Investment securities	170,944	226,619
Investments and other assets	5,074	2,431
Prepaid expenses	14,127	16,901
Property and equipment, net	34,358	25,364
Goodwill	521,492	520,899
Intangible assets, net	154,896	158,482
Deferred tax assets	389	494
	$1,228,646	$1,399,439

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
2.25% senior convertible notes due October 15, 2025, net	$66,989	$65,122
Accounts payable	26,881	38,340
Accrued liabilities	73,053	66,139
Liability for unrecognized tax benefit	48,861	46,394
Deferred income taxes	2,450	2,450
Deferred income	14,777	16,024
Total current liabilities	233,011	234,469

Long-term obligations	3,415	1,284
Deferred income taxes	42,638	40,663
Liability for unrecognized tax benefit	19,654	17,323
PMC special shares convertible into 1,019 (2011 - 1,029) shares of common stock	1,188	1,228
Stockholders' equity:
Common stock and additional paid in capital	1,546,757	1,594,667
Accumulated other comprehensive loss	(119)	(1,146)
Accumulated deficit	(617,898)	(489,049)
Total stockholders' equity	928,740	1,104,472
	$1,228,646	$1,399,439

PMC-Sierra, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Six Months Ended
	July 1, 2012	June 26, 2011
Cash flows from operating activities:
Net (loss) income	$(69,791)	$9,078
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	32,041	40,723
Stock-based compensation	13,890	13,361
Unrealized foreign exchange (gain) loss, net	(174)	1,828
Net amortization of premiums/discounts and accrued interest of investments	2,984	2,186
Accrued interest on short-term loan	-	589
Gain on investment securities and other	(551)	(336)
Asset impairment	260	-
Taxes related to intercompany dividend	60,940	-

Changes in operating assets and liabilities:
Accounts receivable	(6,367)	(1,759)
Inventories	10,749	8,017
Prepaid expenses and other current assets	(1,506)	1,698
Accounts payable and accrued liabilities	(22,838)	(9,045)
Deferred income taxes and income taxes payable	1,658	4,208
Accrued restructuring costs	-	(970)
Deferred income	(1,247)	(2,154)
Net cash provided by operating activities	20,048	67,424

Cash flows from investing activities:
Business acquisition	(15,900)	-
Purchases of property and equipment	(15,818)	(5,861)
Purchases of intangible assets	(2,291)	(3,930)
Disposals of investment securities	73,579	72,276
Purchases of investment securities	(59,210)	(72,957)
Reclassification of short-term investments and long-term investment securities	74,852	-
Net cash provided by (used in) investing activities	55,212	(10,472)

Cash flows from financing activities:
Repurchases of common stock	(155,783)	(9,704)
Equity forward contract related to accelerated share repurchase program	(9,827)	-
Repayment of short-term loan	-	(180,991)
Proceeds from issuance of common stock	8,949	10,454
Net cash used in financing activities	(156,661)	(180,241)

Effect of exchange rate changes on cash and cash equivalents	(145)	455
Net decrease in cash and cash equivalents	(81,546)	(122,834)
Cash and cash equivalents, beginning of period	182,571	293,355
Cash and cash equivalents, end of period	$101,025	$170,521

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
mike.zellner@pmcs.com
or
Director, Investor Relations
Jennifer Gianola, 1-408-239-8630
jennifer.gianola@pmcs.com
or
Communications Specialist
Hillary Choularton, 1-604-415-6671
hillary.choularton@pmcs.com